CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

            INTERCONTINENTAL STRATEGIC MINERALS, INC.



         We, the undersigned, William Hollingsworth, President, and Thomas J. Howells, Secretary, of Intercontinental Strategic Minerals, Inc., a Nevada corporation (the "Corporation"), do hereby certify:
                                I
         Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the corporation shall be amended as follows:
         The name of the Corporation is "Computer Automation Systems, Inc."
                                II
         The foregoing amendment was adopted by Unanimous Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholder pursuant to Section 78.320 of the Nevada Revised Statutes.
                               III
         The number of shares entitled to vote on the amendment was 1,412,502.
                                IV
         The number of shares voted in favor of the amendment was 750,000, with none opposing and none abstaining.

                             /S/Douglas Eames
                             Douglas Eames, Vice President


                             /s/Thomas J. Howells
                             Thomas J. Howells, Secretary

STATE OF UTAH         )
                      )  ss
COUNTY OF CACHE       )

         On the 23rd day of July, 1998, personally appeared before me, a Notary Public, Douglas Eames, who acknowledged that he is the Vice President of Intercontinental Strategic Minerals, Inc., and that he is authorized to and did execute the above instrument.

                             /s/Neil Hamilton
                             __________________________________________
                             NOTARY PUBLIC

    (Notary Seal)


STATE OF UTAH         )
                      )  ss
COUNTY OF SALT LAKE   )

         On the 23rd day of July, 1998, personally appeared before me, a Notary Public, Thomas J. Howells, who acknowledged that he is the Secretary of Intercontinental Strategic Minerals, Inc., and that he is authorized to and did execute the above instrument.

                             /s/Kathleen L. Morrison
                             __________________________________________
                             NOTARY PUBLIC

    (Notary Seal)